EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Robert C. Singer

Chief Financial Officer

Williams Scotsman International, Inc.

(410) 931-6108

Williams Scotsman International, Inc.
Announces Special Meeting of Stockholders
for October 29, 2007 in Baltimore, Maryland

BALTIMORE, MD, August 28, 2007 – Williams Scotsman International, Inc. (NASDAQ: WLSC) today announced that it has established a record date and meeting date for the special meeting of stockholders to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 18, 2007, by and among Ristretto Group S.a.r.l., Ristretto Acquisition Corp., Ristretto Holdings SCA and Williams Scotsman International, Inc., pursuant to which Ristretto Acquisition Corp., a wholly owned subsidiary of Ristretto Group S.a.r.l., will be merged with and into Williams Scotsman International, Inc., with Williams Scotsman International, Inc. being the surviving corporation.

The special meeting will be held on Monday, October 29, 2007 at 10:00 a.m., Eastern Time, at the headquarters of Williams Scotsman International, Inc. at 8211 Town Center Drive, Baltimore, Maryland 21236. The record date for determining the stockholders of Williams Scotsman International, Inc. common stock entitled to notice of, to vote at, and to attend the special meeting will be the close of business on Wednesday, September 26, 2007. Williams Scotsman International, Inc. will mail its definitive proxy statement to its stockholders on or about Monday, October 1, 2007.

Williams Scotsman International, Inc. also announced today that it has received notice from the Federal Trade Commission that the Federal Trade Commission granted early termination, effective August 23, 2007, of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger. The transaction remains subject to the approval of Williams Scotsman International, Inc. stockholders and the satisfaction of closing conditions as set forth in the Agreement and Plan of Merger.

About Williams Scotsman International, Inc.

Williams Scotsman International, Inc., through its subsidiaries, is a leading provider of mobile and modular space solutions for multiple industry sectors, including the construction, education, commercial, healthcare and government markets. The company serves over 30,000 customers, operating a fleet of over 121,000 modular space and storage units that are leased through a network of over 100 locations throughout North America and Spain. Williams Scotsman International, Inc. provides delivery, installation, and other services, and sells new and used mobile office products. Williams Scotsman International, Inc. also manages large modular building projects from concept to completion. Williams Scotsman International, Inc. is a publicly traded company (NASDAQ: WLSC) headquartered in Baltimore, Maryland with operations in the United States, Canada, Mexico, and Spain. For additional information, visit the company's web site at www.willscot.com, call (410) 931-6066, or email to michele.cunningham@willscot.com.

Cautionary Language Concerning Forward-Looking Statements

Statements herein regarding the proposed transaction between Ristretto Group S.a.r.l., Ristretto Acquisition Corp., Ristretto Holdings SCA and Williams Scotsman International, Inc., future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Williams Scotsman International, Inc.’s stockholders to approve the transaction. Additional factors that may affect future results are contained in each company’s filings with the Securities and Exchange Commission (“SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2006, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed transaction, Williams Scotsman International, Inc. has filed a preliminary Proxy Statement with the SEC and plans to file a final Proxy Statement with the SEC. Investors and security holders of Williams Scotsman International, Inc. are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about Williams Scotsman International, Inc., the proposed transaction and related matters. The final Proxy Statement will be mailed to stockholders of Williams Scotsman International, Inc. Investors and security holders of Williams Scotsman International, Inc. will be able to obtain copies of the final Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Williams Scotsman International, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Williams Scotsman International, Inc. by directing a request to Williams Scotsman International, Inc., Investor Relations, 8211 Town Center Drive, Baltimore, Maryland 21236 or at Williams Scotsman International, Inc.’s Investor Relations page on its corporate website at www.willscot.com.

Participants in Solicitation

Williams Scotsman International, Inc. and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Williams Scotsman International, Inc.’s stockholders in respect of the proposed transaction. Information regarding Williams Scotsman International, Inc.’s participants is available in Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, Williams Scotsman International, Inc.’s proxy statement, dated March 30, 2007, for its 2007 annual meeting of stockholders, which are filed with the SEC. Additional information regarding the interests of such participants is included in the preliminary Proxy Statement filed with the SEC and will be included in the final Proxy Statement to be filed with the SEC.